EXHIBIT 1


                             JOINT FILING AGREEMENT


         The undersigned, Bruce E. Hendry and Minnesota Brewing Limited Partnership hereby agree that this Schedule 13D relating to securities of Minnesota Brewing Company shall be filed on behalf of each of them.


Dated: April 9, 1999                 Minnesota Brewing Limited Partnership, a
                                     Minnesota Limited Partnership, by Minnesota
                                     Brewing Company, its General Partner


                                     By: Bruce E Hendry
                                         ---------------------------------------
                                         Bruce E. Hendry, President


                                     /s/ Bruce E. Hendry
                                         ---------------
                                         Bruce E. Hendry